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Patrick O'Brien
(650) 522-1936

For Immediate Release

GILEAD SCIENCES ANNOUNCES THIRD QUARTER 2014 FINANCIAL RESULTS

- Product Sales of $5.97 billion -
- Sovaldi Sales of $2.80 billion -
- Non-GAAP EPS of $1.84 per share -
- Revised 2014 Full Year Guidance -

Foster City, CA, October 28, 2014 - Gilead Sciences, Inc. (Nasdaq: GILD) announced today its results of operations for the quarter ended September 30, 2014. Total revenues for the third quarter of 2014 increased to $6.04 billion compared to $2.78 billion for the third quarter of 2013. Product sales for the third quarter of 2014 increased to $5.97 billion compared to $2.71 billion for the third quarter of 2013. Net income for the third quarter of 2014 was $2.73 billion, or $1.67 per diluted share compared to $788.6 million or $0.47 per diluted share for the third quarter of 2013. Included in our GAAP and Non-GAAP earnings per share amounts for the third quarter of 2014 is a cumulative catch-up of $337 million ($0.21 per diluted share) related to the non-tax deductible Branded Prescription Drug (BPD) Fee for the final regulations in the Affordable Care Act issued during the quarter. Non-GAAP net income for the third quarter of 2014, which excludes acquisition-related, restructuring and stock-based compensation expenses, was $3.01 billion, or $1.84 per diluted share compared to $879.1 million or $0.52 per diluted share for the third quarter of 2013. Excluding the $0.21 impact of the non-tax deductible BPD cumulative catch-up fee, Non-GAAP diluted EPS would have been $2.05 for the third quarter of 2014.

"To date approximately 117,000 patients have been treated with Sovaldi and with the introduction of Harvoni - a single tablet regimen for the treatment of HCV-infected individuals which does not require either interferon or ribavirin - many more patients will have the potential to be cured of HCV infection," said John C. Martin, PhD, Gilead's Chairman and Chief Executive Officer.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share amounts)	2014	2013	2014	2013
Product sales	$5,968,208	$2,709,652	$17,252,119	$7,760,505
Royalty, contract and other revenues	73,624	73,181	323,612	321,357
Total revenues	$6,041,832	$2,782,833	$17,575,731	$8,081,862

Net income attributable to Gilead	$2,731,274	$788,606	$8,614,277	$2,283,397
Non-GAAP net income attributable to Gilead	$3,013,691	$879,081	$9,431,033	$2,520,749

Diluted EPS	$1.67	$0.47	$5.18	$1.35
Non-GAAP diluted EPS	$1.84	$0.52	$5.68	$1.49

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Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404 USA	www.gilead.com
phone (650) 574-3000 facsimile (650) 578-9264

October 28, 2014	2

Product Sales
U.S. product sales for the third quarter of 2014 increased to $4.21 billion from $1.67 billion and Europe product sales increased to $1.44 billion from $823.6 million compared to the third quarter of 2013.

Antiviral Product Sales
Antiviral product sales increased to $5.54 billion for the third quarter of 2014, up from $2.33 billion for the third quarter of 2013 primarily due to sales of Sovaldi® (sofosbuvir 400 mg), which launched in December 2013.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except percentages)	2014	2013	% Change	2014	2013	% Change
Antiviral product sales	$5,544,513	$2,326,727	138%	$16,065,154	$6,701,344	140%
Sovaldi	2,796,093	—	—%	8,550,768	—	—%
Atripla	894,787	899,669	(1)%	2,545,089	2,714,850	(6)%
Truvada	875,454	813,652	8%	2,441,764	2,321,673	5%
Complera/Eviplera	330,263	210,736	57%	880,460	547,608	61%
Stribild	328,035	143,953	128%	812,826	335,495	142%
Viread	275,637	231,555	19%	746,996	692,075	8%

Cardiovascular Product Sales
Cardiovascular product sales increased to $278.9 million for the third quarter of 2014, compared to $250.9 million for the third quarter of 2013.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
(In thousands, except percentages)	2014	2013	% Change	2014	2013	% Change
Cardiovascular product sales	$278,925	$250,887	11%	$780,100	$700,134	11%
Letairis	146,415	135,072	8%	414,016	381,436	9%
Ranexa	132,510	115,815	14%	366,084	318,698	15%

Operating Expenses
During the third quarter of 2014, compared to the same period in 2013:

•	Non-GAAP research and development (R&D) expenses increased primarily due to the progression and expansion of our clinical studies.

•
Non-GAAP selling, general and administrative (SG&A) expenses increased primarily due to a cumulative catch-up of $337 million ($0.21 per diluted share) related to the non-tax deductible BPD fee for final regulations in the Affordable Care Act issued during the quarter. SG&A expense increases also reflect costs to support our business expansion related primarily to Sovaldi and Zydelig® (idelalisib 150 mg).

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands)	2014	2013	2014	2013
Non-GAAP research and development expenses	$586,325	$488,535	$1,686,104	$1,436,282
Non-GAAP selling, general and administrative expenses	$888,251	$376,841	$1,957,586	$1,086,241

Note:	Non-GAAP R&D and SG&A expenses exclude the impact of acquisition-related, restructuring and stock-based compensation expenses.

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October 28, 2014	3

Cash, Cash Equivalents and Marketable Securities
As of September 30, 2014, Gilead had $7.69 billion of cash, cash equivalents and marketable securities compared to $9.58 billion as of June 30, 2014. During the third quarter of 2014, Gilead generated $4.04 billion in operating cash flow and utilized $5.79 billion to repurchase shares and settle the warrants related to the 2014 convertible senior notes, which were retired in May 2014.

Revised 2014 Full Year Guidance
Gilead updated its full year 2014 guidance, which it initially provided on February 4, 2014, updated on July 23, 2014, and further revised on October 28, 2014:

(In millions, except percentages and per share amounts)	Initially Provided February 4, 2014; Reiterated April 22, 2014	Updated July 23, 2014	Provided on October 28, 2014
Net Product Sales	$11,300 - $11,500	$21,000 - $23,000	$22,000 - $23,000
Non-GAAP*
Product Gross Margin	75% - 77%	85% - 88%	86% - 88%
R&D	$2,200 - $2,300	$2,300 - $2,400	$2,300 - $2,400
SG&A	$2,100 - $2,200	$2,300 - $2,400	$2,700 - $2,800 **
Effective Tax Rate	28% - 29%	17.5% - 20.5%	17.5% - 19.5%

Diluted EPS Impact of Acquisition-Related, Restructuring and Stock-Based Compensation Expenses	$0.63 - $0.66	$0.63 - $0.66	$0.63 - $0.66
* Non-GAAP product gross margin, expenses and effective tax rate exclude the impact of acquisition-related, restructuring and stock-based compensation expenses, where applicable.
** Includes the impact of the Internal Revenue Service regulations related to the change in accounting of the branded prescription drug fee, which is estimated at approximately $400 million.

Product & Pipeline Updates Announced by Gilead During the Third Quarter of 2014 Include:
Antiviral Program

•
Announced that the Committee for Medicinal Products for Human Use, the scientific committee of the European Medicines Agency, adopted a positive opinion on Gilead's Marketing Authorization Application for Harvoni® (ledipasvir 90 mg/sofosbuvir 400 mg).

•
Announced topline results from two Phase 3 clinical trials (Studies 104 and 111), which demonstrated that an investigational once-daily single tablet regimen containing tenofovir alafenamide (TAF) for the treatment of HIV-1 infection in treatment-naïve adults met their primary objectives. The studies demonstrated that the single tablet regimen (E/C/F/TAF) comprising elvitegravir, cobicistat, emtricitabine and TAF, was non-inferior to Gilead's Stribild (elvitegravir /cobicistat /emtricitabine /tenofovir disoproxil fumarate) based on the proportion of patients with HIV RNA levels (viral load) of less than 50 copies/mL at 48 weeks of therapy. In addition, E/C/F/TAF demonstrated more favorable renal and bone safety compared to Stribild.

•
Submitted a New Drug Application (NDA) to Japan's Pharmaceutical and Medical Devices Agency for approval of a once-daily fixed-dose combination of ledipasvir (LDV) 90 mg and sofosbuvir (SOF) 400 mg for the treatment of chronic genotype 1 HCV infection in adults. If approved, LDV/SOF would simplify HCV treatment for genotype 1 patients in Japan to one daily tablet, eliminating the need for interferon and ribavirin.

•
Announced that Gilead has signed non-exclusive licensing agreements with seven India-based generic pharmaceutical manufacturers to expand access to its chronic HCV medicines in developing countries. The agreements allow the companies to manufacture SOF and the single tablet regimen of LDV/SOF for distribution in 91 developing countries.

•
Announced a new agreement with the Medicines Patent Pool (MPP) to expand access to TAF for HIV and hepatitis B, contingent on the medicine's U.S. regulatory approval. Under the agreement, the MPP can sub-

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October 28, 2014	4

license TAF to generic drug companies in India and China, who may manufacture and distribute it in 112 developing countries.

Oncology Program

•
Received U.S. Food and Drug Administration approval for Zydelig for the treatment of three B-cell blood cancers. Zydelig is indicated in combination with rituximab for patients with relapsed chronic lymphocytic leukemia (CLL) for whom rituximab alone would be considered appropriate therapy and as monotherapy for patients with relapsed follicular lymphoma (FL) and small lymphocytic lymphoma (SLL) who have received at least two prior systemic therapies.

•
The European Commission granted marketing authorization for Zydelig for CLL and FL. For the treatment of CLL, Zydelig has been approved for use in combination with rituximab for patients who have received at least one prior therapy; or in the presence of 17p deletion or TP53 mutation in patients unsuitable for chemo-immunotherapy. For the treatment of FL, Zydelig has been approved as a monotherapy in patients who are refractory to two prior lines of treatment.

Cardiovascular Program

•
Announced positive results from the AMBITION study (a randomized, double-blind, multicenter study of first-line combination therapy with AMBrIsentan and Tadalafil in patients with pulmonary arterial hypertensION), which was conducted in collaboration with GlaxoSmithKline plc. In AMBITION, first-line treatment of pulmonary arterial hypertension with the combination of ambrisentan 10 mg and tadalafil 40 mg reduced the risk of clinical failure by 50 percent compared to the pooled ambrisentan and tadalafil monotherapy arm. The combination was also statistically significant versus the individual ambrisentan and tadalafil monotherapy groups for the primary endpoint.

Conference Call
At 4:30 p.m. Eastern Time today, Gilead's management will host a conference call and a simultaneous webcast to discuss results from its third quarter 2014 as well as provide a general business update. To access the webcast live via the internet, please connect to the company's website at www.gilead.com 15 minutes prior to the conference call to ensure adequate time for any software download that may be needed to hear the webcast. Alternatively, please call
1-877-359-9508 (U.S.) or 1-224-357-2393 (international) and dial the conference ID 8029073 to access the call.

A replay of the webcast will be archived on the company's website for one year, and a phone replay will be available approximately two hours following the call through October 30, 2014. To access the phone replay, please call 1-855-859-2056 (U.S.) or 1-404-537-3406 (international) and dial the conference ID 8029073.

About Gilead
Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company's mission is to transform and simplify care for people with life-threatening illnesses around the world. Headquartered in Foster City, California, Gilead has operations in North and South America, Europe and Asia-Pacific.

Non-GAAP Financial Information
Gilead has presented certain financial information in accordance with U.S. generally accepted accounting principles (GAAP) and also on a non-GAAP basis. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Gilead's GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Gilead's operating results as reported under GAAP. A reconciliation between GAAP and non-GAAP financial information is provided in the table on pages 7 and 8.

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October 28, 2014	5

Forward-looking Statements
Statements included in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Gilead cautions readers that forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include: Gilead's ability to achieve its anticipated full year 2014 financial results; Gilead's ability to sustain growth in revenues for its antiviral, cardiovascular and respiratory programs; availability of funding for state AIDS Drug Assistance Programs (ADAPs); continued fluctuations in ADAP purchases driven by federal and state grant cycles which may not mirror patient demand and may cause fluctuations in Gilead's earnings; the possibility of unfavorable results from clinical trials involving TAF, including in combination with other products; Gilead's ability to initiate clinical trials in its currently anticipated timeframes; the levels of inventory held by wholesalers and retailers which may cause fluctuations in Gilead's earnings; Gilead's ability to submit NDAs for new product candidates in the timelines currently anticipated; Gilead's ability to receive regulatory approvals in a timely manner or at all, for new and current products, including SOF and the fixed-dose combination of LDV/SOF in Japan and the fixed-dose combination of LDV/SOF in the European Union; Gilead's ability to successfully commercialize its products, including Sovaldi, Harvoni, Stribild, Vitekta, Tybost and Zydelig; the risk that physicians and patients may not see advantages of these products over other therapies and may therefore be reluctant to prescribe the products; the risk that estimates of patients with HCV or anticipated patient demand may not be accurate; the risk that private and public payers may be reluctant to provide coverage or reimbursement for new products, including Sovaldi and Harvoni; Gilead's ability to successfully develop its respiratory, cardiovascular, oncology and inflammation programs; safety and efficacy data from clinical studies may not warrant further development of Gilead's product candidates; the potential for additional austerity measures in European countries that may increase the amount of discount required on Gilead's products; Gilead's ability to complete its May 2014 share repurchase program due to changes in its stock price, corporate or other market conditions; fluctuations in the foreign exchange rate of the U.S. dollar that may cause an unfavorable foreign currency exchange impact on Gilead's future revenues and pre-tax earnings; and other risks identified from time to time in Gilead's reports filed with the U.S. Securities and Exchange Commission (SEC). In addition, Gilead makes estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosures. Gilead bases its estimates on historical experience and on various other market specific and other relevant assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ significantly from these estimates. You are urged to consider statements that include the words may, will, would, could, should, might, believes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal, or the negative of those words or other comparable words to be uncertain and forward-looking. Gilead directs readers to its press releases, Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and other subsequent disclosure documents filed with the SEC. Gilead claims the protection of the Safe Harbor contained in the Private Securities Litigation Reform Act of 1995 for forward-looking statements.
All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.
# # #
Gilead owns or has rights to various trademarks, copyrights and trade names used in our business, including the following: GILEAD®, GILEAD SCIENCES®, SOVALDI®, HARVONI®, STRIBILD®, COMPLERA®, EVIPLERA®, TRUVADA®, VIREAD®, EMTRIVA®, TYBOST®, ZYDELIG®, HEPSERA®, VITEKTA®, LETAIRIS®, RANEXA®, CAYSTON®, AMBISOME®, VISTIDE®, VOLIBRIS®, and RAPISCAN®.

ATRIPLA® is a registered trademark belonging to Bristol-Myers Squibb & Gilead Sciences, LLC. LEXISCAN® is a registered trademark belonging to Astellas U.S. LLC. MACUGEN® is a registered trademark belonging to Eyetech, Inc. SUSTIVA® is a registered trademark of Bristol-Myers Squibb Pharma Company. TAMIFLU® is a registered trademark belonging to Hoffmann-La Roche Inc.

For more information on Gilead Sciences, Inc., please visit www.gilead.com or call the Gilead Public Affairs Department at 1-800-GILEAD-5 (1-800-445-3235).

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October 28, 2014	6

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues:
Product sales	$5,968,208	$2,709,652	$17,252,119	$7,760,505
Royalty, contract and other revenues	73,624	73,181	323,612	321,357
Total revenues	6,041,832	2,782,833	17,575,731	8,081,862
Costs and expenses:
Cost of goods sold	987,306	681,868	2,725,220	2,000,979
Research and development	630,466	546,244	1,809,368	1,567,778
Selling, general and administrative	944,837	406,860	2,106,515	1,186,147
Total costs and expenses	2,562,609	1,634,972	6,641,103	4,754,904
Income from operations	3,479,223	1,147,861	10,934,628	3,326,958
Interest expense	(103,366)	(73,949)	(281,639)	(233,744)
Other income (expense), net	(5,037)	5,777	(26,594)	2,222
Income before provision for income taxes	3,370,820	1,079,689	10,626,395	3,095,436
Provision for income taxes	646,557	294,473	2,029,060	824,892
Net income	2,724,263	785,216	8,597,335	2,270,544
Net loss attributable to noncontrolling interest	7,011	3,390	16,942	12,853
Net income attributable to Gilead	$2,731,274	$788,606	$8,614,277	$2,283,397
Net income per share attributable to Gilead common stockholders - basic	$1.80	$0.51	$5.64	$1.50
Net income per share attributable to Gilead common stockholders - diluted	$1.67	$0.47	$5.18	$1.35
Shares used in per share calculation - basic	1,513,899	1,532,105	1,527,633	1,526,847
Shares used in per share calculation - diluted	1,636,530	1,691,898	1,662,281	1,689,647

October 28, 2014	7

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(unaudited)
(in thousands, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Cost of goods sold reconciliation:
GAAP cost of goods sold	$987,306	$681,868	$2,725,220	$2,000,979
Stock-based compensation expenses	(2,726)	(1,823)	(7,933)	(6,296)
Acquisition related-amortization of purchased intangibles	(201,490)	(21,264)	(599,950)	(63,792)
Non-GAAP cost of goods sold	$783,090	$658,781	$2,117,337	$1,930,891

Product gross margin reconciliation:
GAAP product gross margin	83.5%	74.8%	84.2%	74.2%
Stock-based compensation expenses	0.0%	0.1%	0.0%	0.1%
Acquisition related-amortization of purchased intangibles	3.4%	0.8%	3.5%	0.8%
Non-GAAP product gross margin(1)	86.9%	75.7%	87.7%	75.1%

Research and development expenses reconciliation:
GAAP research and development expenses	$630,466	$546,244	$1,809,368	$1,567,778
Stock-based compensation expenses	(40,312)	(27,740)	(111,295)	(79,261)
Restructuring expenses	(43)	31	(217)	(4,793)
Acquisition related-contingent consideration remeasurement	(3,786)	(30,000)	(11,752)	(47,442)
Non-GAAP research and development expenses	$586,325	$488,535	$1,686,104	$1,436,282

Selling, general and administrative expenses reconciliation:
GAAP selling, general and administrative expenses	$944,837	$406,860	$2,106,515	$1,186,147
Stock-based compensation expenses	(56,298)	(33,010)	(145,466)	(94,736)
Restructuring expenses	(3)	2,972	(8)	2,534
Acquisition related-transaction costs	(4)	300	(559)	(6,860)
Acquisition related-amortization of purchased intangibles	(281)	(281)	(2,896)	(844)
Non-GAAP selling, general and administrative expenses	$888,251	$376,841	$1,957,586	$1,086,241

Operating margin reconciliation:
GAAP operating margin	57.6%	41.2%	62.2%	41.2%
Stock-based compensation expenses	1.6%	2.2%	1.5%	2.2%
Restructuring expenses	0.0%	(0.1)%	0.0%	0.0%
Acquisition related-transaction costs	0.0%	0.0%	0.0%	0.1%
Acquisition related-amortization of purchased intangibles	3.3%	0.8%	3.4%	0.8%
Acquisition related-contingent consideration remeasurement	0.1%	1.1%	0.1%	0.6%
Non-GAAP operating margin(1)	62.6%	45.2%	67.2%	44.9%

Other income (expense) reconciliation:
GAAP other income (expense), net	$(5,037)	$5,777	$(26,594)	$2,222
Acquisition related-transaction costs	—	—	(1,851)	—
Non-GAAP other income (expense), net	$(5,037)	$5,777	$(28,445)	$2,222

(1) Amounts may not sum due to rounding.

October 28, 2014	8

GILEAD SCIENCES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION - (Continued)
(unaudited)
(in thousands, except percentages and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Effective tax rate reconciliation:
GAAP effective tax rate	19.2%	27.3%	19.1%	26.6%
Restructuring expenses	0.0%	0.0%	0.0%	0.0%
Acquisition related-amortization of purchased intangibles	(1.0)%	0.0%	(0.9)%	0.0%
Acquisition related-contingent consideration remeasurement	0.0%	(0.9)%	0.0%	(0.4)%
Non-GAAP effective tax rate(1)	18.2%	26.4%	18.2%	26.2%

Net income attributable to Gilead reconciliation:
GAAP net income attributable to Gilead, net of tax	$2,731,274	$788,606	$8,614,277	$2,283,397
Stock-based compensation expenses	81,261	46,576	216,596	132,335
Restructuring expenses	45	(2,076)	218	3,048
Acquisition related-transaction costs	(90)	(300)	(956)	6,860
Acquisition related-amortization of purchased intangibles	197,415	16,275	589,146	47,667
Acquisition related-contingent consideration remeasurement	3,786	30,000	11,752	47,442
Non-GAAP net income attributable to Gilead, net of tax	$3,013,691	$879,081	$9,431,033	$2,520,749

Diluted earnings per share reconciliation:
GAAP diluted earnings per share	$1.67	$0.47	$5.18	$1.35
Stock-based compensation expenses	0.05	0.03	0.13	0.08
Restructuring expenses	0.00	(0.00)	0.00	0.00
Acquisition related-transaction costs	(0.00)	(0.00)	(0.00)	0.00
Acquisition related-amortization of purchased intangibles	0.12	0.01	0.35	0.03
Acquisition related-contingent consideration remeasurement	0.00	0.02	0.01	0.03
Non-GAAP diluted earnings per share(1)	$1.84	$0.52	$5.68	$1.49

Shares used in per share calculation (diluted) reconciliation:
GAAP shares used in per share calculation (diluted)	1,636,530	1,691,898	1,662,281	1,689,647
Share impact of current stock-based compensation rules	(620)	(1,139)	(837)	(1,281)
Non-GAAP shares used in per share calculation (diluted)	1,635,910	1,690,759	1,661,444	1,688,366

Non-GAAP adjustment summary:
Cost of goods sold adjustments	$204,216	$23,087	$607,883	$70,088
Research and development expenses adjustments	44,141	57,709	123,264	131,496
Selling, general and administrative expenses adjustments	56,586	30,019	148,929	99,906
Other income (expense) adjustments	—	—	(1,851)	—
Total non-GAAP adjustments before tax	304,943	110,815	878,225	301,490
Income tax effect	(22,526)	(20,340)	(61,469)	(64,138)
Total non-GAAP adjustments after tax	$282,417	$90,475	$816,756	$237,352

(1) Amounts may not sum due to rounding.

October 28, 2014	9

GILEAD SCIENCES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2014	2013(1)
	(unaudited)
Cash, cash equivalents and marketable securities	$7,691,726	$2,570,590
Accounts receivable, net	2,850,367	2,100,286
Inventories	1,909,584	2,055,788
Property, plant and equipment, net	1,509,796	1,166,181
Intangible assets, net	11,306,547	11,900,106
Goodwill	1,171,561	1,169,023
Other assets	2,404,812	1,534,811
Total assets	$28,844,393	$22,496,785

Current liabilities	$6,054,952	$6,325,421
Long-term liabilities	8,898,449	4,363,032
Equity component of currently redeemable convertible notes	27,382	63,831
Stockholders’ equity(2)	13,863,610	11,744,501
Total liabilities and stockholders’ equity	$28,844,393	$22,496,785

(1) Derived from the audited consolidated financial statements as of December 31, 2013.
(2) As of September 30, 2014, there were 1,513,593 shares of common stock issued and outstanding.

October 28, 2014	10

GILEAD SCIENCES, INC.
PRODUCT SALES SUMMARY
(unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Antiviral products:
Sovaldi – U.S.	$2,199,519	$—	$7,328,817	$—
Sovaldi – Europe	523,455	—	1,087,364	—
Sovaldi – Other International	73,119	—	134,587	—
	2,796,093	—	8,550,768	—

Atripla – U.S.	621,088	575,533	1,689,366	1,740,689
Atripla – Europe	222,723	256,853	693,559	805,848
Atripla – Other International	50,976	67,283	162,164	168,313
	894,787	899,669	2,545,089	2,714,850

Truvada – U.S.	471,162	430,173	1,238,514	1,153,575
Truvada – Europe	326,345	313,963	987,512	970,982
Truvada – Other International	77,947	69,516	215,738	197,116
	875,454	813,652	2,441,764	2,321,673

Complera / Eviplera – U.S.	183,061	126,888	467,333	350,372
Complera / Eviplera – Europe	134,311	74,025	375,437	172,288
Complera / Eviplera – Other International	12,891	9,823	37,690	24,948
	330,263	210,736	880,460	547,608

Stribild – U.S.	278,840	134,700	695,347	323,639
Stribild – Europe	38,343	7,911	93,281	9,759
Stribild – Other International	10,852	1,342	24,198	2,097
	328,035	143,953	812,826	335,495

Viread – U.S.	122,654	108,718	320,261	305,311
Viread – Europe	87,177	86,177	258,833	262,425
Viread – Other International	65,806	36,660	167,902	124,339
	275,637	231,555	746,996	692,075

Harvoni – Europe	19,966	—	20,405	—
	19,966	—	20,405	—

Other Antiviral – U.S.	13,634	13,706	34,125	47,116
Other Antiviral – Europe	9,027	11,320	27,333	35,146
Other Antiviral – Other International	1,617	2,136	5,388	7,381
	24,278	27,162	66,846	89,643

Total antiviral products – U.S.	3,889,958	1,389,718	11,773,763	3,920,702
Total antiviral products – Europe	1,361,347	750,249	3,543,724	2,256,448
Total antiviral products – Other International	293,208	186,760	747,667	524,194
	5,544,513	2,326,727	16,065,154	6,701,344

Letairis	146,415	135,072	414,016	381,436
Ranexa	132,510	115,815	366,084	318,698
AmBisome	98,108	97,812	284,995	258,224
Zydelig	5,862	—	5,862	—
Other products	40,800	34,226	116,008	100,803
	423,695	382,925	1,186,965	1,059,161

Total product sales	$5,968,208	$2,709,652	$17,252,119	$7,760,505